As filed with the Securities and Exchange Commission on January 16, 2026

Registration No. 333-53031

Registration No. 333-58167

Registration No. 333-58169

Registration No. 333-95981

Registration No. 333-103220

Registration No. 333-120093

Registration No. 333-151850

Registration No. 333-168434

Registration No. 333-181468

Registration No. 333-216655

Registration No. 333-217843

Registration No. 333-256287

Registration No. 333-289137

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT NO. 333-53031

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-58167

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-58169

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-95981

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-103220

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-120093

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-151850

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-168434

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181468

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216655

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-217843

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-256287

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-289137

UNDER

THE SECURITIES ACT OF 1933

DENNY’S CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	13-3487402
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

203 East Main Street

Spartanburg, South Carolina 29319-9966

(Address of Principal Executive Offices, including Zip Code)

Advantica 401(k) Plan

Denny’s 401(k) Plan

Advantica Restaurant Group Stock Option Plan

Advantica Restaurant Group Officer Stock Option Plan

Advantica Stock Option Plan

Advantica Restaurant Group Director Stock Option Plan

Denny’s, Inc. Omnibus Incentive Compensation Plan for Executives

Denny’s Corporation 2004 Omnibus Incentive Plan

Denny’s Corporation 2008 Omnibus Incentive Plan

Stock Options and Restricted Stock Units Granted as Employment Inducement Awards Outside of a Plan

Denny’s Corporation 2012 Omnibus Incentive Plan

Denny’s, Inc. Deferred Compensation Plan, As Amended and Restated Effective 03-01-17

Denny’s Corporation 2017 Omnibus Incentive Plan

Denny’s Corporation 2021 Omnibus Incentive Plan

Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan

(Full title of the Plans)

Gail Sharps Myers

Executive Vice President, Chief Legal & Administrative Officer

and Corporate Secretary

Denny’s Corporation

203 East Main Street

Spartanburg, South Carolina 29319-0001

(864) 597-8000

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Michael Littenberg

Suni Sreepada

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036-8704

(212) 596-9000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) to the following Registration Statements on Form S-8 (each, a “Registration Statement”, and collectively, the “Registration Statements”), which were previously filed with the Securities and Exchange Commission (the “SEC”), are being filed by Denny’s Corporation, a Delaware corporation (the “Registrant”), to deregister all shares of the Registrant’s common stock, par value $0.01 per share (the “Shares”), together with any and all plan interests and other securities registered thereunder, in each case, that remain unissued under the following Registration Statements:

•

Registration Statement on Form S-8 (No. 333-53031) pertaining to the registration of 4,888,888 Shares issuable under the Registrant’s Advantica Restaurant Group Stock Option Plan and the Registrant’s Advantica Restaurant Group Officer Stock Option Plan, which was filed with the SEC on May 19, 1998, as amended by the Post-Effective Amendment to Registration Statement on Form S-8, which was filed with the SEC on July 9, 1998.

•

Registration Statement on Form S-8 (No. 333-58167) pertaining to the registration of 1,000,000 Shares issuable under the Registrant’s Advantica 401(k) Plan, which was filed with the SEC on June 30, 1998.

•

Registration Statement on Form S-8 (No. 333-58169) pertaining to the registration of 2,000,000 Shares issuable under the Registrant’s Denny’s 401(k) Plan, which was filed with the SEC on June 30, 1998.

•

Registration Statement on Form S-8 (No. 333-95981) pertaining to the registration of 2,700,000 Shares issuable under the Registrant’s Advantica Stock Option Plan and the Advantica Restaurant Group Director Stock Option Plan, which was filed with the SEC on February 2, 2000.

•

Registration Statement on Form S-8 (No. 333-103220) pertaining to the registration of 3,200,000 Shares issuable under the Registrant’s Denny’s, Inc. Omnibus Incentive Compensation Plan for Executives, which was filed with the SEC on February 14, 2003.

•

Registration Statement on Form S-8 (No. 333-120093) pertaining to the registration of 10,000,000 Shares issuable under the Registrant’s Denny’s Corporation 2004 Omnibus Incentive Plan, which was filed with the SEC on October 29, 2004.

•

Registration Statement on Form S-8 (No. 333-151850) pertaining to the registration of 4,500,000 Shares issuable under the Registrant’s Denny’s Corporation 2008 Omnibus Incentive Plan, which was filed with the SEC on June 23, 2008.

•

Registration Statement on Form S-8 (No. 333-168434) pertaining to the registration of 1,500,000 Shares issuable under stock options and restricted stock units granted as employment inducement awards outside of a plan, which was filed with the SEC on July 30, 2010.

•

Registration Statement on Form S-8 (No. 333-181468) pertaining to the registration of 4,500,000 Shares issuable under the Registrant’s Denny’s Corporation 2012 Omnibus Incentive Plan, which was filed with the SEC on May 16, 2012.

•

Registration Statement on Form S-8 (No. 333-216655) pertaining to the registration of 35,000,000 Shares issuable under the Registrant’s Denny’s, Inc. Deferred Compensation Plan, As Amended and Restated Effective 03-01-17, which was filed with the SEC on March 13, 2017.

•

Registration Statement on Form S-8 (No. 333-217843) pertaining to the registration of 4,400,000 Shares issuable under the Registrant’s Denny’s Corporation 2017 Omnibus Incentive Plan, which was filed with the SEC on May 10, 2017.

•

Registration Statement on Form S-8 (No. 333-256287) pertaining to the registration of 4,398,974 Shares issuable under the Denny’s Corporation 2021 Omnibus Incentive Plan, which was filed with the SEC on May 19, 2021.

•

Registration Statement on Form S-8 (No. 333-289137) pertaining to the registration of 2,850,000 Shares issuable under the Denny’s Corporation Amended and Restated 2021 Omnibus Incentive Plan, which was filed with the SEC on July 31, 2025.

Pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 3, 2025, among the Registrant, Sparkle Topco Corp., a Delaware corporation (“Parent”), and Sparkle Acquisition Corp., a Delaware corporation and a wholly owned, indirect subsidiary of Parent (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned, indirect subsidiary of Parent. The Merger became effective on January 16, 2026.

In connection with the closing of the Merger, the Registrant is terminating all offerings pursuant to the Registration Statements. In accordance with the undertakings made by the Registrant in each Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all Shares registered but remaining unsold under the Registration Statements as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 4, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spartanburg, State of South Carolina, on January 16, 2026.

DENNY’S CORPORATION

By:	/s/ Kelli F. Valade
Name: Kelli F. Valade Title: Chief Executive Officer

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.